UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K/A filed by Integra LifeSciences Holdings Corporation (“ILS Holdings”) on October 2, 2015 (the "First Amended Form 8-K") to include updated unaudited consolidated financial statements of TEI Biosciences, Inc., a Delaware corporation ("TEI Bio") and subsidiary and related pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the First Amended Form 8-K. The First Amended Form 8-K amended and supplemented the Current Report on Form 8-K filed by ILS Holdings on July 20, 2015 (the “Initial Form 8-K”) to include financial statements of TEI Bio and subsidiary and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed. The consolidated financial statements of TEI Bio and subsidiary, which includes TEI Medical Inc., a Delaware corporation ("TEI Med") represent the business acquired by Integra LifeSciences Corporation (the “Company”), a Delaware corporation and wholly-owned subsidiary of ILS Holdings.

As previously announced, on June 26, 2015, the Company entered into two merger agreements for the acquisition by merger (the "Mergers") of TEI Bio and TEI Med. On July 17, 2015, the Mergers were completed. In accordance with the terms of the Agreement and Plan of Merger dated as of June 26, 2015 (the “Bio Merger Agreement”) by and among the Company, Patriot S1, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub Bio”), TEI Bio, and Dr. Yiannis Monovoukas, as securityholders’ representative (the “SH Rep”), Merger Sub Bio merged with and into TEI Bio, resulting in TEI Bio becoming a wholly-owned subsidiary of the Company. In accordance with the terms of the Agreement and Plan of Merger dated as of June 26, 2015 (the “Med Merger Agreement”, and, together with the Bio Merger Agreement, the “Merger Agreements”) by and among the Company, Patriot S2, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub Med”), TEI Med, and the SH Rep, Merger Sub Med merged with and into TEI Med, resulting in TEI Med becoming a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreements, the Company paid an aggregate purchase price of approximately $312 million ($211 million pursuant to the Bio Merger Agreement, and $101 million pursuant to the Med Merger Agreement), subject in each case to purchase price adjustments for certain working capital changes.
The description of the terms of the Merger Agreements is qualified in its entirety by reference to the copy of such Merger Agreements attached as Exhibit 2.1 (the “Bio Merger Agreement”) and Exhibit 2.2 (the “Med Merger Agreement”) to the Initial Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

TEI Biosciences, Inc. and Subsidiary Condensed Consolidated Financial Statements (Unaudited) for the three and six months ended June 30, 2015 and 2014.

(b) Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and TEI Biosciences, Inc. for the year ended December 31, 2015.

Notes to Unaudited Pro Forma Condensed Combined Financial Information of ILS Holdings and TEI Biosciences, Inc.

(d) Exhibits

2.1 Bio Merger Agreement dated June 26, 2015*

2.2	Med Merger Agreement dated June 26, 2015*

* Previously filed.

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

C O N D E N S E D C O N S O L I D A T E D F I N A N C I A L
S T A T E M E N T S (U N A U D I T E D)

TEI Biosciences Inc. and Subsidiary
Quarters Ended June 30, 2015 and 2014

TEI Biosciences Inc. and Subsidiary
Condensed Consolidated Financial Statements (Unaudited)
Quarters Ended June 30, 2015 and 2014

Contents

Condensed Consolidated Financial Statements

TEI Biosciences Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$21,206	$11,402
Trade accounts receivable, net of allowance for doubtful accounts of $388 in 2015 and $111 in 2014	9,321	9,678
Inventories	6,592	6,469
Prepaid income taxes	1,834	3,415
Prepaid expenses and other current assets	184	262
Deferred income taxes	236	236
Total current assets	39,373	31,462

Property and equipment, net	1,354	1,385
Security deposit	44	44
Deferred tax assets, net	1,136	1,136
Total assets	$41,907	$34,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$410	$396
Accrued expenses	1,500	1,631
Dividends payable	11	11
Deferred revenue	433	433
Current portion of deferred license fees	232	—
Total current liabilities	2,586	2,471

Deferred tax liability	40	40
Deferred license fees, net of current portion	1,277	—
Deferred rent	325	318

Stockholders’ equity:
Common stock; $0.001 par value; 20,000 authorized shares; 7,424 shares issued and outstanding in 2015 and 7,455 shares issued and outstanding in 2014	7	7
Additional paid-in capital	14,199	14,131
Notes receivable - officer	(2,862)	(2,862)
Retained earnings	18,170	13,028
Total stockholders’ equity	29,514	24,304
Non-controlling interest	8,165	6,894
Total Equity	37,679	31,198
Total liabilities and equity	$41,907	$34,027
See accompanying notes.

TEI Biosciences Inc. and Subsidiary
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)
(In thousands, except per share amount)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Revenues:
Product sales	$16,589	$15,000	$33,223	$30,636
Royalty income	—	56	—	112
License fee	58	31	116	62
Total revenues	$16,647	$15,087	$33,339	$30,810

Cost of goods sold	1,662	1,594	3,287	3,160
Gross profit	14,985	13,493	30,052	27,650

Operating expenses:
Research and development	898	701	1,725	1,324
General and administrative	2,009	1,811	4,048	4,252
Sales and marketing	6,856	6,763	13,353	12,785
Total operating expenses	9,763	9,275	19,126	18,361

Operating income	5,222	4,218	10,926	9,289

Other income and expense:
Interest income	55	15	87	33
interest expense	—	—	—	(2)
	55	15	87	31

Income before income tax expense	5,277	4,233	11,013	9,320
Income tax expense	1,984	1,592	4,120	3,505
Net income	$3,293	$2,641	$6,893	$5,815
Net income attributable to non-controlling interest	$680	$457	$1,302	$1,419
Net income attributable to controlling interest	$2,613	$2,184	$5,591	$4,396

Other comprehensive income:
Net income	$3,293	$2,641	$6,893	$5,815
Comprehensive income	$3,293	$2,641	$6,893	$5,815
See accompanying notes.

TEI Bioscienes Inc. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$6,893	$5,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129	121
Stock-based compensation expense for equity awards	90	97
Excess tax benefit and deductions from stock-based compensation	(8)	(78)
Provision for doubtful accounts	277	226
Deferred rent	7	12
Changes in operating assets and liabilities:
Trade Accounts receivable	80	(899)
Prepaid income taxes	1,589	(1,307)
Inventories	(123)	(958)
Prepaid expenses and other current assets	78	123
Accounts payable	14	(21)
Accrued expenses	(131)	(518)
Deferred license fees	1,509	(62)
Net cash provided by operating activities	10,404	2,551
INVESTING ACTIVITIES:
Purchases of property and equipment	(98)	(290)
Net cash used in investing activities	(98)	(290)
FINANCING ACTIVITIES:
Payment of dividends	—	(19,961)
Repurchase and retirement of shares	(528)	(10)
Proceeds received from exercise of stock options	18	142
Excess tax benefit and deductions from stock-based compensation	8	78
Net cash used in financing activities	(502)	(19,751)

Net increase (decrease) in cash and cash equivalents	9,804	(17,490)
Cash and cash equivalents at beginning of year	11,402	22,669
Cash and cash equivalents at end of period	$21,206	$5,179
See accompanying notes.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements
June 30, 2015
(Unaudited)
(All amounts in thousands)

1. Operations
TEI Biosciences Inc. (the Company) is a biomedical company developing, manufacturing, marketing, and selling biologic devices for the repair, reinforcement, or reconstruction of human tissues that have failed due to aging, injury or disease. TEI Medical Inc. (TEI Medical) is a biomedical company developing, marketing, and selling biologic devices for the repair, reinforcement, or reconstruction of human tissues that have failed due to aging, injury or disease.

The Company has developed a family of collagen-based soft tissue repair products that have been cleared by the United States Food and Drug Administration for use in a broad spectrum of tissue repair applications. The Company’s principal sales and marketing partners include Medtronic Neurosurgery for Durepair® and Boston Scientific for Xenform®. The Company also sells SurgiMend® in the U.S. through its sales force and in certain foreign countries through a network of independent agents. TEI Medical’s principal sales and marketing partners include Stryker Orthopaedics (Stryker) for TissueMend®. TEI Medical also sells PriMatrix® in the U.S. through its sales force and in certain foreign countries through a network of independent agents.
2. Summary of Significant Accounting Policies
Principles of Consolidation and Variable-Interest Entity (VIE)
The consolidated financial statements include the accounts of TEI Biosciences Inc. and its 100% wholly owned subsidiary, TEI Biosciences (UK) Limited and include the accounts of TEI Medical which was determined to be a VIE to which the Company is the primary beneficiary. All significant intercompany accounts and transactions between the Company, TEI Biosciences (UK) Limited, and TEI Medical have been eliminated in consolidation.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist of money market funds totaling $12,032 and $3,545 at June 30, 2015 and December 31, 2014, respectively.
Investments with maturities in excess of three months but less than one year are either classified as held-to-maturity securities or available for sale. Management determines the appropriate classification of debt securities at the time of purchase, and reevaluates such designation as of each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity computed under the effective-interest method. Such amortization is included in interest income. Interest on securities classified as held to maturity is included in interest income.
Trade Accounts Receivable and Allowance for Doubtful Accounts
The Company carries its receivables at invoiced amounts less an allowance for doubtful accounts. The Company provides for an allowance for doubtful accounts based on management’s periodic review for recoverability of accounts receivable of its customers, as well as history of past write-offs, collections and current credit conditions.
The Company’s policy is not to accrue interest on past-due trade receivables.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Inventories
Inventories are stated at the lower of cost or market value, with cost being determined on a first-in, first-out basis. Inventories consist of raw materials, work in process, and finished goods. Raw material includes unprocessed raw animal skins on hand, chemicals used for processing raw animal skins, and miscellaneous purchased components. Work in process includes: (a) processed animal skins before and after lyophilization, but before cutting; (b) lyophilized material cut and ready for sterilization; and (c) sterilized material, but before final packaging. Finished goods represent packaged product available to be shipped to fulfill customer orders. At each balance sheet date, the Company assesses the need to record a provision for excess and obsolete inventory based on the evaluation of inventories for excess quantities, obsolescence or shelf-life expiration. This evaluation includes analyses of historical sales levels by product, projections of future demand, new product launches, the risk of technological or competitive obsolescence for products, general market conditions, and a review of the shelf-life expiration dates for products, as well as the feasibility of reworking or using excess or obsolete products or components in the production or assembly of other products that are not obsolete, or for which there are not excess quantities in inventory. Any such provisions are recorded as cost of sales.
Property and Equipment
Property and equipment are recorded at cost and depreciated over the estimated useful life of the asset using the straight-line method. Details of the components of property and equipment are as follows:

	June 30, 2015	December 31, 2014

Leasehold improvements	$2,165	$2,165
Furniture and laboratory equipment	2,890	2,802
Computer and office equipment	835	825
Motor vehicles	20	20
Equipment under lease obligations	93	93
	6,003	5,905
Less: accumulated depreciation and amortization	(4,649)	(4,520)
	$1,354	$1,385

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Property and Equipment (continued)
The estimated useful life of various assets is as follows:

Asset Classification	Estimated Useful Life

Leasehold improvements	Shorter of remaining life of lease or useful life
Furniture and laboratory equipment	7 years
Computer and office equipment	4 years
Motor vehicles	4 years

Repairs and maintenance costs are charged to expense as incurred.
Revenue Recognition
License fees, where the Company has an ongoing involvement or performance obligation, are generally recorded as deferred revenue in the consolidated balance sheet and amortized into license fee revenue in the consolidated income statement over the term of the performance obligation. The Company also recognizes revenues from royalties, which are recognized as earned on an accrual basis.
The Company recognizes revenue from product sales to its marketing partners and sales directly to end customers upon shipment, provided that there is evidence of a final arrangement, passage of title and risk of loss, there are no uncertainties surrounding acceptance, collectability is probable, and the price is fixed or determinable. The Company recognizes revenue from product sales through its sales force and independent agents upon delivery to the end customer provided that there is evidence of a final arrangement, passage of title and risk of loss, there are no uncertainties surrounding acceptance, collectability is probable, and the price is fixed or determinable. Amounts billed to customers for shipping and handling is included in revenue at the time the related product revenue is recognized. Shipping and handling costs included in sales and marketing expenses amounted to $76 and $81 for the quarters ended June 30, 2015 and 2014 and $146 and $159 for the six months ended June 30, 2015 and 2014.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Concentrations of Credit Risk and Significant Customers
The Company has no financial instruments with off-balance sheet risk. The Company invests its cash and cash equivalents in financial institutions that federally insure up to $250 of deposits. At June 30, 2015, such amounts were in excess of FDIC limits by approximately $20,461.
Foreign Currency Translation and Transactions
The financial statements of the Company’s United Kingdom subsidiary, TEI Biosciences (UK) Limited, are measured using the Great Britain Pound (GBP) as the functional currency. Assets and liabilities of this subsidiary are translated at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the average daily rate of exchange during the reporting period. Resulting gains or losses are recognized as a component of other comprehensive income (loss), but have not been material to date.
Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transaction. Transaction gains or losses were not material for the quarters ended June 30, 2015 and 2014 and for the six months ended June 30, 2015 and 2014.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Polices (continued)
Fair Value of Financial Instruments
Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures establishes the following fair value hierarchy for the use of observable inputs and unobservable inputs in valuing assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
The Company’s investment strategy is focused on capital preservation. The Company invests in instruments that meet credit quality standards as outlined in the Company’s investment policy guidelines. These guidelines also limit the amount of credit exposure to any one issue or type of instrument. Currently, the company’s investments are limited to money market accounts.
As of June 30, 2015 and December 31, 2014, all of the Company’s financial assets that were subject to fair value measurements were valued using observable inputs, and the Company had no financial liabilities that were subject to fair value measurement. The Company’s financial assets, valued based on Level 2 inputs, consisted of money market instruments:

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Polices (continued)
Fair Value of Financial Instruments (continued)

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	June 30, 2015	(Level 1)	(Level 2)	(Level 3)

Money market	$12,032	$—	$12,032	$—
	$12,032	$—	$12,032	$—

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	December 31, 2014	(Level 1)	(Level 2)	(Level 3)

Money market	$3,545	$—	$3,545	$—
	$3,545	$—	$3,545	$—

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Research and Development Expenses
The Company expenses research and development costs as incurred.
Research and development costs primarily comprise salaries and fringe benefits, professional fees (excluding legal expenses), pre-clinical studies, testing costs, supplies and facilities costs.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets, which represent property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company does not believe that any events have occurred that would indicate that its long-lived assets were impaired at June 30, 2015.
Income Taxes
The Company provides for federal and state income taxes whereby a deferred tax asset or liability is measured at the enacted tax rates that would be in effect when any differences between the financial statement and tax bases of assets and liabilities are expected to reverse.
Significant deferred tax assets of the Company consists of depreciation and amortization, share-based compensation, license fee revenue and inventory reserves.
The Company’s effective income tax rates for the quarters ended June 30, 2015 and 2014 were 37.6% and for the six months ended June 30, 2015 and 2014 were 37.4% and 37.6%, respective.
Comprehensive Income
Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The foreign currency gain was immaterial for the quarters ended June 30, 2015 and 2014 and for the six months ended June 30, 2015 and 2014.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers ASU 2014-09 affects all entities - public, private, and not-for-profit-that have contracts with customers, except for certain items, which include leases, insurance contracts; most financial instruments, and guarantees (other than product or service warranties). The new revenue recognition standard eliminates the transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replaces it with a principle-based approach for determining revenue recognition. All nonpublic entities are required to apply the revenue recognition standard for annual reporting periods beginning on or after December 15, 2017, and interim reporting periods within annual reporting periods beginning after December 15, 2018. Nonpublic entities may elect to apply the requirements of the revenue standard earlier as of the following dates: (a) An annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period (public entity effective date); (b) an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning after December 15, 2017; and (c) an annual reporting period beginning after December 15, 2017, including interim reporting periods within that reporting period. The implementation of ASU 2014-09 has not been fully evaluated as to the effect on the Company's financial statements.

On April 1, 2015 the Financial Accounting Standards Board (FASB) voted to delay implementation for a year for both public and private companies under Revenue From Contracts With Customers (Topic 606): Deferral of the Effective Date. As a result, public entities will apply the new standard to annual reporting periods beginning after December 15, 2017, and nonpublic entities will apply it to annual reporting periods beginning after December 15, 2018.
In February 2016, the FASB issued ASU No.2016-02 “Leases (Topic 842)”.  This standard will require the organization that lease assets with lease terms of more than 12 months to recognize assets and liabilities for the rights and obligation created by those lease on their balance sheets.  The ASU will also require new qualitative and quantitative disclosures to help inventors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from lease.  The standard is effective for public companies for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted.  The Company expects to adopt this guidance when effective and is currently assessing what effect the adoption of ASU No. 2016-02 will have on the financial statements and the accompanying notes.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

3. Inventories
Inventories consisted of the following:

	June 30, 2015	December 31, 2014

Raw material	$1,318	$1,254
Work in process	2,694	2,781
Finished goods	2,580	2,434
	$6,592	$6,469
4. Deferred Compensation
The Company’s founder had agreed, through July 1999, to defer the payment of part of his annual compensation. In 2001, he agreed to accept a contingent future issuance of 441 shares of the Company’s common stock in lieu of a deferred compensation obligation of $1,764, contingent on: (a) the sale of the Company to a third party or (b) the first public offering of shares of common stock in which he would be able to participate and sell a sufficient number of shares of common stock to satisfy any federal or state tax obligation arising as the result of the Company’s payment of the deferred compensation obligation.
5. Common Stock Repurchase Transactions and Dividends
In 2015, the Company and TEI Medical repurchased approximately 39.7 shares of common stock for approximately $528. The Company also retired these repurchased shares in 2015.
In 2014, the Company and TEI Medical repurchased approximately 0.7 shares of common stock for approximately $10. The Company also retired these repurchased shares in 2014.
In 2014 the Board of Directors declared a cash dividend of $2.67 per share, subject to any required tax withholding. The total amount of the dividend the Company declared to its shareholders was $19,972 and $19,961 was paid as of June 30, 2014.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

6. Notes Receivable - Officer
As of June 30, 2015 an officer of the Company had three notes outstanding in the amount of $4,031, with interest rates ranging from 1.15% to 2.25%. All three notes mature on April 21, 2021 and are collateralized by shares of the Company’s common stock owned by the officer.
The Company has presented these notes receivable as a reduction of stockholders’ equity, except for the note for the exercise of stock options and corresponding potential liability ($1,169) which has been excluded from the accompanying consolidated balance sheets as the substance of the transaction is a fully vested stock option.
7. Stock-Based Compensation
As of June 30, 2015, the Company had stock options outstanding from the Company’s 2006 Equity Incentive Plan (the 2006 Plan). Stock options issued under the Plan become exercisable over specified periods, generally within four years from the date of grant for employees and one year for board of directors and generally expire ten years from the grant date.
As of June 30, 2015, there was approximately $70 of total unrecognized compensation costs related to unvested stock options. These costs are expected to be recognized over a weighted- average period of approximately one year. There were 6 stock options granted in 2015.
8. Employee Benefit Plan
The Company has a savings plan for its employees that is designed to be qualified under Section 401(k) of the IRC. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The participants can select from a variety of investment options. The Company currently matches the lesser of $0.40 for each dollar contributed by the participating employee up to 5% of the employee contributions, or 2% of the eligible compensation of each participating employee. Employees received matching contributions of $80 and $71 for the quarters ended June 30, 2015 and 2014 and $155 and $138 for the six months ended June 30, 2015 and 2014.

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
June 30, 2015
(Unaudited)
(All amounts in thousands)

9. Commitments and Contingencies
The Company entered into a sublease on December 5, 2012, for its corporate office facilities, which expires on March 30, 2018. The Company, as part of this sublease, also paid a $44 security deposit.
The Company’s manufacturing facilities lease expires on December 31, 2017, with a five-year extension at the Company’s option.
Rent expense was $191 and $194 for the quarters ended June 30, 2015 and 2014 and $376 and $384 for the six months ended June 30, 2015 and 2014. Future minimum lease payments associated with the leases above are as follows:

Year:
2015	$392
2016	951
2017	951
2018	68
10. Subsequent Events
The Company evaluated subsequent events occurring after the consolidated balance sheet date and up to the time the consolidated financial statements were prepared and noted no subsequent events, except:

On July 17, 2015, Integra LifeSciences Corporation (Integra) acquired all the outstanding shares of the Company and TEI Medical. The Company and TEI Medical became 100% wholly owned subsidiaries of Integra.
As disclosed in Note 4 as part of the acquisition of all the outstanding shares of the Company and TEI Medical by Integra 441 shares of the Company’s common stock were issued in lieu of the deferred compensation obligation to the founder’s estate on July 17, 2015.

As disclosed in Note 6 as part of the acquisition of all the outstanding shares of the Company and TEI Medical by Integra the three officer notes receivable entire principal and accrued interest were repaid in full by the Company issuing a bonus to the officer in the amount of $4,309 in July 2015.

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION
On July 17, 2015, the Company completed the execution of the Merger Agreements under which the Company acquired TEI Bio and TEI Med.
TEI Bio is in the business of developing and commercializing biologic devices for soft tissue repair and regenerative applications, including dura and hernia repair and plastic and reconstructive surgery. TEI Med holds a license to TEI Bio’s regenerative technology in the fields of wound healing and orthopedics. The consolidated financial statements of TEI Bio also include the accounts of TEI Med, which was established in a spin-off transaction in 2011, and has been determined to be a VIE to which the TEI Bio is the primary beneficiary.
Under the terms of the Merger Agreements, the Company paid approximately $312.2 million ($210.9 million for TEI Bio and $101.3 million for TEI Med) including working capital and purchase price adjustments of $0.2 million ($0.5 million for TEI Bio offset by $0.7 million cash received from TEI Med) which were recorded as a reduction from goodwill as of June 30, 2016. In July 2015, the Company drew $310.0 million on its Revolving Credit Facility to facilitate this transaction. In August 2015, ILS Holdings completed an equity offering of common stock for proceeds of approximately $220.0 million. These proceeds were used to pay down the senior credit facility that was initially used to fund the acquisition. The TEI Bio and TEI Med acquisitions are accounted for under FASB Accounting Standards Codification Topic 805 (ASC 805), Business Combinations. The fair values of assets acquired and liabilities assumed are based on estimates of fair values as of the acquisition date. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.
On July 1, 2015, ILS Holdings completed a distribution of 100% of the outstanding common shares of SeaSpine Holdings Corporation ("SeaSpine") to ILS Holdings shareholders who received one share of SeaSpine common stock for every three shares of Integra Common stock held as of the close of business on the record date, July 19, 2015. The Company has classified the result of operations of SeaSpine as discontinued operations for the year ended December 31, 2015 presented in ILS Holdings' Form 10-K for the period ending December 31, 2015.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was prepared by combining ILS Holdings' historical statement of continuing operations, adjusted to exclude the SeaSpine discontinued operations, with the TEI Biosciences Inc. and Subsidiary historical statement of operations for the period from January 1, 2015 to July 17, 2015, giving effect to the acquisition as though it was completed on January 1, 2014. These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.
These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. The unaudited pro forma adjustments are based upon available information and assumptions that ILS Holdings believes are reasonable, directly attributable to the acquisition, and factually supportable. These unaudited pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of ILS Holdings would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of ILS Holdings for any future period or as of any date.

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year ended December 31, 2015
(amounts in thousands, except per share amounts)

	ILS Holdings	TEI Bio
	Year Ended December 31, 2015	For the period from January 1, 2015 to June 30, 2015	For the Period from July 1, 2015 to July 17, 2015	Acquisition and Financing		Other Adjustments		Pro Forma Combined

Total revenue, net	$882,734	$33,339	$2,911	$—		$—		$918,984
Costs and expenses:
Cost of goods sold	326,542	3,287	657	—		5,822	(2)	336,308
Research and development	50,895	1,725	155	—		—		52,775
Selling, general and administrative	415,757	17,401	1,563	—		2,447	(2)(3)	437,168
Intangible asset amortization	9,953	—	—	—		—		9,953
Total costs and expenses	803,147	22,413	2,375	—		8,269		836,204
Operating income	79,587	10,926	536	—		(8,269)		82,780
Interest income	13	87	3	—		—		103
Interest expense	(23,517)	—	—	(891)	(4)	—		(24,408)
Other income, net	4,588	—	—	—		—		4,588
Income from continuing operations before income taxes	60,671	11,013	539	(891)		(8,269)		63,063
Provision (benefit) for income taxes	53,820	4,120	78	—		(3,287)	(5)(6) (7)	54,731
Net income from continuing operations	$6,851	$6,893	$461	$(891)		$(4,982)		$8,332

Net income from continuing operations per share:
Basic	$0.20							$0.22
Diluted	$0.19							$0.21

Weighted average common shares outstanding:
Basic	34,495			3,795	(1)			38,290
Diluted	35,677			3,795	(1)			39,472
See accompanying notes.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation
The purchase price consists of cash payment to the former shareholders of TEI Bio and TEI Med of approximately $312.4 million upon closing of the transaction and a purchase price adjustment of $0.2 million ($0.5 million for TEI Bio offset by $0.7 million cash received for TEI Med), which was recorded as a reduction from goodwill. The $312.2 million purchase price has been allocated based on management’s estimate of the fair values of the TEI Bio assets and liabilities assumed as of July 17, 2015. The purchase price includes $1.2 million of acquired cash. The purchase price allocation is as follows (in thousands):

Cash	$1,241
Accounts receivable, net	9,011
Inventories	23,223
Income tax receivable	5,135
Other current assets	2,670
Property and equipment, net	2,027
Intangible assets	218,814
Goodwill	147,704

Total Assets	409,825

Accrued expenses and other current liabilities	9,732
Deferred tax liabilities	87,908

Total liabilities	97,640

Total consideration	$312,185
The amount and useful lives of acquired intangible assets were as follows (in thousands):

	Amount	Useful Life
Developed Technology - SurgiMend	$101,300	14 Years
Developed Technology - PriMatrix	66,100	15 Years
Contractual Relationships - Medtronic	25,760	12 Years
Contractual Relationships - Stryker (TisueMend)	12,260	11 Years
Contractual Relationships - Boston Scientific (Xenform)	8,605	12 Years
Contractual Relationships - Stryker (PriMatrix)	4,720	11 Years
Leasehold Interest	69	n/a
	$218,814
The goodwill recorded is based on the benefits ILS Holdings expects to generate from the future cash flows of the acquired product lines.

2.	Pro Forma Adjustments
The following are the descriptions of the pro forma condensed combined statement of operations adjustments:

1)	This adjustment reflects the increase in common shares outstanding related to the issuance of stock as a result of the acquisition of TEI Biosciences Inc. and Subsidiary.
2)
This adjustment records amortization expense of $5.8 million within cost of product revenues for intangible assets subject to amortization recorded in connection with the acquisition on a straight-line basis over their amortizable lives ranging from 14 to 18 years. Amortization expense of $2.2 million was recorded within selling, general, and administrative expenses with amortizable lives ranging from 14 to 18 years. The pro forma adjustments represent amortization for the period from January 1, 2015 to June 30, 2015.

3)
This adjustment records depreciation expense of $0.2 million within selling, general, and administrative expenses for fixed assets purchased in connection with the acquisition on a straight-line basis over their depreciable remaining lives ranging from 2 to 4 years. The pro forma adjustments represent depreciation for the period from January 1, 2015 to June 30, 2015.

4)
This adjustment records incremental interest expense related to the net additional borrowings from the senior credit facility in connection with the acquisition. The incremental interest expense was $0.9 million for the period from January 1, 2015 to June 30, 2015.

A 1/8% change in the variable interest rate would have impacted the net interest expense above by approximately $0.1 million for the year ended December 31, 2015.
5)	This adjustment reflects the reversal of income tax expense recorded by TEI Bio of $4.2 million.
6)	This adjustment of $3.5 million reflects the reversal of income tax expense resulting from the impact of adjustments 1-4 above at a combined statutory federal and state rate of 38.1%.
7)	This adjustment of $4.4 million reflects the tax expense impact of including the TEI acquisition results at a combined statutory federal and state rate of 38.1%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Corporate Vice President and Chief Financial Officer

Date: October 28, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Bio Merger Agreement dated June 26, 2015*
2.2	Med Merger Agreement dated June 26, 2015 *

* Previously filed.